UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 4, 2015

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2015, the Board of Directors of the Company determined it was in the best interest of the Company that Mr. Constantine Macricostas remain as an employee of the Company instead of becoming a consultant as previously reported. Mr. Macricostas will be Executive Chairman of the Company and will enter into a four year employment agreement with the Company. Mr. Macricostas will be compensated $410,000.00 per year and will perform services on behalf of the Company as the Board of Directors may approve or designate. Mr. Macricostas will have such duties, authority and responsibilities as may from time to time be assigned by the Board of Directors and he may work on special projects at the request of the Chief Executive Officer. Mr. Macricostas will be provided with a company car or car allowance. Mr. Macricostas’ employment agreement also provides for reimbursement of certain health care expenses and contains certain severance, confidentiality and non-compete provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	May 8, 2015	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

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